Exhibit 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO BOARD OF DIRECTORS

APPROVES SPIN-OFF OF NOW INC.

HOUSTON, TX, May 1, 2014 —National Oilwell Varco, Inc. (NYSE: NOV) announced today that its board of directors has given final approval for the spin-off of its distribution business. The resulting company will be known as NOW Inc. (“NOW”) and will be headquartered in Houston.

The separation will be completed by way of a pro rata distribution of all of the outstanding shares of NOW common stock to holders of NOV common stock. This distribution is expected to occur after market close on May 30, 2014 (the “Distribution Date”) to NOV stockholders of record as of the close of business on May 22, 2014 (the “Record Date”). On the Distribution Date, each NOV stockholder as of the Record Date will receive one share of NOW common stock for every four shares of NOV common stock held at the close of business on the Record Date. Fractional shares of NOW common stock will not be distributed and any fractional share of NOW common stock otherwise issuable to a NOV stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment with respect to that fractional share.

Following the distribution of NOW common stock, NOW will be an independent, publicly traded company, and NOV will retain no ownership interest in NOW. NOW expects to receive approval for the listing of its common stock on the New York Stock Exchange under the symbol DNOW.

NOV expects to receive an opinion from its legal counsel to the effect that, based on certain facts, assumptions, representations and undertakings, for U.S. federal income tax purposes, the distribution of NOW common stock and certain related transactions generally will not be taxable to NOV or U.S. holders of NOV common stock, except in respect to cash received in lieu of fractional shares, which generally will be taxable to such holders as capital gain.

No action is required by NOV stockholders in order to receive shares of NOW common stock in the distribution. Stockholders entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of NOW common stock, or their brokerage account will be credited for the shares.

NOV expects a “when-issued” public trading market for NOW common stock will commence on or about May 20, 2014 under the symbol DNOW WI and will continue through the Distribution Date. NOV also anticipates that “regular way” trading of NOW common stock will begin on the first trading day following the Distribution Date.

Beginning on or about May 20, 2014, and through the Distribution Date, it is expected that there will be two ways to trade NOV common stock – either with or without the right to receive shares of NOW common stock. Stockholders who sell their shares of NOV common stock in the “regular-way” market (that is, normal trading market on the NYSE under the symbol NOV) after the Record Date and on or prior to the Distribution Date will be selling their right to receive shares of NOW common stock in connection with the distribution. It is anticipated that shares of NOV common stock will also trade ex-distribution (that is, without the right to receive the NOW distribution) during that period under the symbol NOV WI. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of NOV common stock on or before the Distribution Date.

Prior to the distribution, NOV expects to mail an information statement to all stockholders entitled to receive the distribution of shares of NOW common stock. The information statement will describe NOW, including the risks of owning NOW common stock, and other details regarding the distribution.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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